UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported)  April 11, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2013, Chesapeake Television, Inc. (“Chesapeake TV”), our wholly-owned subsidiary, entered into an employment agreement with Steven J. Pruett, Chesapeake TV’s Chief Operating Officer, effective April 1, 2013.

The agreement does not have any specified termination date, and Chesapeake TV has the right to terminate the employment of Mr. Pruett at any time, with or without cause.  The severance payment due upon termination without cause or for good reason is equal to the current base salary through the end of the month in which termination occurs plus (i) one additional month’s base salary, (ii) any unutilized vacation time accrued through the termination date, (iii) the sum of one year’s base salary and the average of any performance bonus paid to Mr. Pruett over the preceding two calendar years and (iv) any Special Incentive Bonus, as defined in the agreement, for which Mr. Pruett has satisfied the conditions for receipt thereof on or prior to the termination date.

Mr. Pruett will receive a base salary for 2013 of $650,000, prorated from the date of hire.  Further, the Special Incentive Bonus for which Mr. Pruett is eligible provides for a performance-based payment to the extent of an increase in Enterprise Value of Chesapeake TV, as defined in the agreement, between April 1, 2013 and the earliest of December 31, 2018; the date of receipt by Chesapeake TV or its stockholders of the consideration related to a change-in-control; the termination of Mr. Pruett’s employment as a result of his death or disability, by Chesapeake TV without cause, or by Mr. Pruett for good reason; or an initial public offering of Chesapeake TV (an “IPO”), provided that Mr. Pruett remains continuously employed by Chesapeake TV until such time.  In the event of a change-in-control or IPO, the amount of the Special Incentive Bonus will be a fixed percentage of the increase in the Enterprise Value of Chesapeake TV, which will be 1.5% in the first two years, 3% in year 3, 4.5% in year 4, and 6% thereafter.  In all other instances, the amount of the Special Incentive Bonus will be 80% of such amount described above.  The Special Incentive Bonus may not exceed $15 million and is contingent on the shareholders of the Company approving the Special Incentive Bonus Program in a manner intended to permit the Special Incentive Bonus program to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The agreement also contains non-competition and confidentiality restrictions on Mr. Pruett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: April 17, 2013